EXHIBIT 4.1




                          OCWEN ASSET INVESTMENT CORP.

                          11 1/2% SENIOR NOTES DUE 2005
                                -----------------

                                    INDENTURE

                            Dated as of July 14, 1998
                              --------------------






                                -----------------

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                             a national association

                                   as Trustee

                                -----------------

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                             CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                   Indenture Section

310  (a)(1) ..............................................................7.10
     (a)(2) ..............................................................7.10
     (a)(3) ..............................................................N.A.
     (a)(4) ..............................................................N.A.
     (a)(5) ..............................................................7.10
     (b) ............................................................7.03;7.10
     (c) .................................................................N.A.
311  (a) .................................................................7.11
     (b) .................................................................7.11
     (c) .................................................................N.A.
312  (a) .................................................................2.05
     (b) ................................................................10.03
     (c) ................................................................10.03
313  (a) .................................................................7.06
     (b)(1) ..............................................................N.A.
     (b)(2) .........................................................7.06;7.07
     (c) ...........................................................7.06;10.02
     (d) .................................................................7.06
314  (a) ...........................................................4.03;10.05
     (b) ..................................................................N.A
     (c)(1) .............................................................10.04
     (c)(2) .............................................................10.04
     (c)(3) ..............................................................N.A.
     .....................................................................N.A.
     (e)  ...............................................................10.05
     .....................................................................N.A.
315  .....................................................................7.01
     ...............................................................7.05,10.02
     (c)  ................................................................7.01
     (d) .................................................................7.01
     (e) .................................................................6.11
316  (a)(last sentence) ..................................................2.09
     (a)(1)(A) ...........................................................6.05
     (a)(1)(B) ...........................................................6.04
     (a)(2) ..............................................................N.A.
     (b) .................................................................6.07
     (c) .................................................................N.A.
317  (a)(1) ..............................................................6.08
     (a)(2) ..............................................................6.09
     (b) .................................................................2.04
318  ....................................................................10.01
     (b) .................................................................N.A.
     (c) ................................................................10.01

N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

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                                TABLE OF CONTENTS


                                                                            PAGE


                                    ARTICLE I

                          DEFINITIONS AND INCORPORATION
                                 BY REFERENCE...............................  1

 SECTION 1.1           Definitions..........................................  1
 SECTION 1.2           Other Definitions.................................... 19
 SECTION 1.3           Incorporation by Reference of Trust
                          Indenture Act..................................... 19
 SECTION 1.4           Rules of Construction................................ 19

                                   ARTICLE II

                                   THE NOTES................................ 20

 SECTION 2.1           Form and Dating...................................... 20
 SECTION 2.2           Execution and Authentication......................... 20
 SECTION 2.3           Registrar and Paying Agent........................... 21
 SECTION 2.4           Paying Agent To Hold Money In Trust.................. 21
 SECTION 2.5           Holder Lists......................................... 22
 SECTION 2.6           Transfer and Exchange................................ 22
 SECTION 2.7           Replacement Notes.................................... 23
 SECTION 2.8           Outstanding Notes.................................... 23
 SECTION 2.9           Treasury Notes....................................... 24
 SECTION 2.10          Temporary Notes...................................... 24
 SECTION 2.11          Cancellation......................................... 24
 SECTION 2.12          Defaulted Interest................................... 24
 SECTION 2.13          Restrictive Legend................................... 25
 SECTION 2.14          Special Transfer Provisions.......................... 26

                                   ARTICLE III

                           REDEMPTION AND PREPAYMENT........................ 30

 SECTION 3.1           Notices to Trustee................................... 30
 SECTION 3.2           Selection Of Notes To Be Redeemed.................... 30
 SECTION 3.3           Notice of Redemption................................. 31
 SECTION 3.4           Effect of Notice of Redemption....................... 31
 SECTION 3.5           Deposit of Redemption or Purchase Price.............. 32

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                                                                           PAGE


 SECTION 3.6           Notes Redeemed or Purchased in Part.................. 32
 SECTION 3.7           Optional Redemption.................................. 32
 SECTION 3.8           Mandatory Redemption................................. 33

                                   ARTICLE IV

                                   COVENANTS................................ 33

 SECTION 4.1           Payment Of Notes..................................... 33
 SECTION 4.2           Maintenance Of Office Or Agency...................... 34
 SECTION 4.3           Reports.............................................. 34
 SECTION 4.4           Compliance Certificate............................... 34
 SECTION 4.5           Taxes................................................ 35
 SECTION 4.6           Limitation on Restricted Payments.................... 35
 SECTION 4.7           Limitation on Incurrence Of Debt..................... 39
 SECTION 4.8           Limitations on Dividends And Other
                          Payment Restrictions Affecting Subsidiaries....... 40
 SECTION 4.9           Limitation on Transactions With Affiliates........... 41
 SECTION 4.10          Offer To Repurchase Upon Change Of
                          Control........................................... 42
 SECTION 4.11          Continued Existence.................................. 43
 SECTION 4.12          Maintenance of General Partner Interest.............. 43
 SECTION 4.13          Business Activities.................................. 43

                                   ARTICLE V

                                  SUCCESSORS................................ 44

 SECTION 5.1           Merger, Consolidation, Or Sale Of Assets............. 44
 SECTION 5.2           Successor Corporation Substituted.................... 44

                                   ARTICLE VI

                             DEFAULTS AND REMEDIES.......................... 45

 SECTION 6.1           Events Of Default.................................... 45
 SECTION 6.2           Acceleration......................................... 47
 SECTION 6.3           Other Remedies....................................... 47
 SECTION 6.4           Waiver Of Past Defaults.............................. 47
 SECTION 6.5           Control By Majority.................................. 48
 SECTION 6.6           Limitation On Suits.................................. 48
 SECTION 6.7           Rights Of Holders Of Notes To Receive
                          Payment........................................... 48
 SECTION 6.8           Collection Suit By Trustee........................... 48
 SECTION 6.9           Trustee May File Proofs Of Claim..................... 49
 SECTION 6.10          Priorities........................................... 49

                                       ii
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                                                                            PAGE


 SECTION 6.11          Undertaking For Costs................................ 50

                                   ARTICLE VII

                                    TRUSTEE................................. 50

 SECTION 7.1           Duties Of Trustee.................................... 50
 SECTION 7.2           Rights Of Trustee.................................... 51
 SECTION 7.3           Individual Rights Of Trustee......................... 52
 SECTION 7.4           Trustee's Disclaimer................................. 52
 SECTION 7.5           Notice Of Defaults................................... 52
 SECTION 7.6           Reports By Trustee To Holders Of The
                          Notes............................................. 52
 SECTION 7.7           Compensation And Indemnity........................... 53
 SECTION 7.8           Replacement Of Trustee............................... 54
 SECTION 7.9           Successor Trustee By Merger, etc..................... 55
 SECTION 7.10          Eligibility; Disqualification........................ 55
 SECTION 7.11          Preferential Collection Of Claims Against
                          Company........................................... 55

                                  ARTICLE VIII

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE................. 55

 SECTION 8.1           Option To Effect Legal Defeasance Or
                          Covenant Defeasance............................... 55
 SECTION 8.2           Legal Defeasance And Discharge....................... 55
 SECTION 8.3           Covenant Defeasance.................................. 56
 SECTION 8.4           Conditions To Legal Or Covenant
                          Defeasance........................................ 56
 SECTION 8.5           Deposited Money And Government
                          Securities To Be Held In Trust; Other
                          Miscellaneous Provisions.......................... 58
 SECTION 8.6           Repayment To Company................................. 58
 SECTION 8.7           Reinstatement........................................ 59

                                   ARTICLE IX

                       AMENDMENT, SUPPLEMENT AND WAIVER..................... 59

 SECTION 9.1           Without Consent Of Holders Of Notes.................. 59
 SECTION 9.2           With Consent Of Holders Of Notes..................... 60
 SECTION 9.3           Compliance With Trust Indenture Act.................. 61
 SECTION 9.4           Revocation And Effect Of Consents.................... 61
 SECTION 9.5           Notation On Or Exchange Of Notes..................... 62
 SECTION 9.6           Trustee To Sign Amendments, etc...................... 62

                                     iii

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                                                                           PAGE


                                    ARTICLE X

                                 MISCELLANEOUS.............................. 62

 SECTION 10.1          Trust Indenture Act Controls......................... 62
 SECTION 10.2          Notices.............................................. 62
 SECTION 10.3          Communication By Holders Of Notes With
                          Other Holders Of Notes............................ 63
 SECTION 10.4          Certificate And Opinion As To Conditions
                          Precedent......................................... 64
 SECTION 10.5          Statements Required In Certificate Or
                          Opinion........................................... 64
 SECTION 10.6          Rules By Trustee And Agents.......................... 64
 SECTION 10.7          No Personal Liability Of Directors, Officers,
                          Employees And Stockholders........................ 64
 SECTION 10.8          Governing Law........................................ 65
 SECTION 10.9          Successors........................................... 65
 SECTION 10.10         Severability......................................... 65
 SECTION 10.11         Counterpart Originals................................ 65
 SECTION 10.12         Table Of Contents, Headings, etc..................... 65


                                     iv
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                                                                               1

        INDENTURE dated as of July 14, 1998 between Ocwen Asset Investment Corp., a Virginia corporation (the "Company"), and Norwest Bank Minnesota, National Association, a national association, as trustee (the "Trustee").

        The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 1/2% Senior Notes due 2005 of the Company:


                                    ARTICLE I

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1  Definitions.

                   "Acquired Debt" means with respect to any specified Person,
        (i) Debt of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Debt incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person.

                   "Adjusted Consolidated FFO" means Consolidated FFO plus or minus (as the case may be) (i) gains (losses) from sales of property in the ordinary course of business, and (ii) minority interests in net income (loss) of the Operating Partnership, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) the cumulative effect of a change in accounting principles during such period, (c) the portion of FFO of any Person (other than the Company or a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period, (d) the FFO of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination and (e) the FFO of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its shareholders. In the case of any calculation of "Adjusted Consolidated FFO" which includes the first quarter of 1998, Adjusted Consolidated FFO shall be increased by, without duplication, $16.9 million, representing the aggregate cost during such quarter related to the Company's portfolio of interest only and inverse interest only classes of mortgage-related securities backed by single-family residential loans.

                   "Adjusted FFO Available for Fixed Charges" is defined as the sum of, without duplication, (1) Adjusted Consolidated FFO, plus (2) Consolidated Interest Expense, plus (3) Consolidated Income Tax Expense.

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                                                                               2

                   "Adjusted Fixed Charges" means the amount which is expensed in any period for Consolidated Interest Expense of the Company and its Restricted Subsidiaries, dividends of the Company (other than dividends paid in shares of Capital Stock (other than Disqualified Stock)) declared and paid or payable during such period on Disqualified Stock and dividends declared and paid or payable during such period on Preferred Stock of the Company's Restricted Subsidiaries (other than Preferred Stock held by the Company or another Restricted Subsidiary).

                   "Adjusted Senior Debt to Capital Ratio" means the ratio of total Debt (other than Match Funded Debt and Subordinated Debt) of the Company and its Restricted Subsidiaries on a consolidated basis to the sum of (i) Consolidated Net Worth and (ii) Subordinated Debt of the Company and its Restricted Subsidiaries. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Debt or issues or redeems any Capital Stock subsequent to the end of the quarter for which the Adjusted Senior Debt to Capital Ratio is being calculated but prior to the event for which the calculation of Adjusted Senior Debt to Capital Ratio is made, then the Adjusted Senior Debt to Capital Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Debt or such issuance or redemption of Capital Stock, and the application of the net proceeds therefrom, as if the same had occurred at the end of the applicable quarter (except that, in making such computation, the amount of Debt incurred or redeemed under any revolving credit facility shall be deemed to be the difference between (i) the average balance of such Debt during the period commencing on the last day of such applicable quarter and ending on the date of such computation, and (ii) the outstanding balance of such Debt on the last day of such applicable quarter).

                   "Adjusted Total Debt to Capital Ratio" means the ratio of total Debt (other than Match Funded Debt) of the Company and its Restricted Subsidiaries on a consolidated basis to Consolidated Net Worth. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Debt or issues or redeems any Capital Stock subsequent to the end of the quarter for which the Adjusted Total Debt to Capital Ratio is being calculated but prior to the event for which the calculation of Adjusted Total Debt to Capital Ratio is made, then the Adjusted Total Debt to Capital Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Debt or such issuance or redemption of Capital Stock, and the application of the net proceeds therefrom, as if the same had occurred at the end of the applicable quarter (except that, in making such computation, the amount of Debt incurred or redeemed under any revolving credit facility shall be deemed to be the difference between (i) the average balance of such Debt during the period commencing on the last day of such applicable quarter and ending on the date of such computation, and (ii) the outstanding balance of such Debt on the last day of such applicable quarter).

                   "Affiliate" means, with respect to any specified Person(s)
        (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or
        (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or any executive officer or director of any such specified Person or other Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the

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                                                                               3

        power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, no Securitization Entity shall be deemed to be an Affiliate of any Person.

                   "Agent" means any Registrar or Paying Agent.

                   "Articles of Incorporation" means the Restated and Amended Articles of Incorporation of the Company, as may be amended from time to time in accordance with its terms and applicable law.

                   "Average Life" means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Debt multiplied by (ii) the amount of each such principal payment, by
        (b) the sum of all principal payments.

                   "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                   "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

                   "Business Day" means any day other than a Legal Holiday.

                   "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                   "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity, including any Preferred Stock, and any rights (other than debt securities convertible into or exchangeable or exercisable for such equity), warrants or options exchangeable or exercisable for or convertible into such equity, whether outstanding on or issued after the Closing Date.

                   "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof; (b) certificates of deposit, bankers acceptances and Eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000; (c) commercial paper of a domestic issuer rated at least A-1 by S&P or P-1 by Moody's; (d) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody's; or (e) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (d) of this definition.

                   "CEDEL" means Cedel, S.A.

                   "Change of Control" means an event or series of events by which

                           (a) any "person" or "group" (as such terms are used
                   in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes after the Closing Date the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), of more than 40% of the total voting power of all Voting Stock of the Company then outstanding;

                           (b) (1) another corporation merges into the Company
                   or the Company consolidates with or merges into any other corporation, or

                           (2) the Company and its Restricted Subsidiaries taken
                   as a whole, convey, transfer or lease all or substantially all of their assets to any person or group, in one transaction or a series of transactions, other than any conveyance, transfer or lease between the Company and a Wholly-Owned Subsidiary of the Company,

                           in the case of each of clauses (1) and (2) of this paragraph (b), with the effect that a person or group, other than the Permitted Holders, is or becomes the beneficial owner of more than 40% of the total voting power of all Voting Stock of the surviving or transferee corporation of such transaction or series of transactions;

                           (c) during any period of two consecutive years,
                   individuals who at the beginning of such period constituted the Company's Board of Directors, or whose nomination for election by the Company's shareholders was approved by a vote of a majority of the Directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Directors then in office;

                           (d) the shareholders of the Company shall approve any
                   plan or proposal for the liquidation or dissolution of the Company; or

                           (e) the Management Agreement is terminated and is not
                   replaced by a similar agreement between the Company and the Manager or another Subsidiary of Ocwen Financial.

                   "Closing Date" means the date on which the Original Notes are first issued.

                   "Code" means the Internal Revenue Code of 1986, as amended.

                   "Common Stock" means the Company's Common Stock, par value $.01 per share.

                   "Company Order" means a written order signed in the name of the Company by its principal executive officer, its principal financial officer, its treasurer or its principal accounting officer, and delivered to the Trustee.

                   "Consolidated FFO" for any period means the amount of FFO of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis.

                   "Consolidated Income Tax Expense" for any period means the provisions for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                   "Consolidated Interest Expense" means, for any period, and without duplication, all interest (including the interest component of rental expenses reflected in accordance with GAAP as capitalized leases on the consolidated balance sheet of the Company and its Restricted Subsidiaries, letter of credit fees, Interest Rate Agreement fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment in kind, zero coupon and other securities) of the Company and its Restricted Subsidiaries, determined in accordance with GAAP, less interest expense attributable to Match Funded Debt, provided that (x) the Consolidated Interest Expense attributable to interest on any Debt computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate, and (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Debt during the applicable period.

                   "Consolidated Net Worth" means, at any date of determination, the sum of (i) the consolidated shareholders' equity of the Company and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, and, without duplication, (ii) any limited partnership interests in the Operating Partnership owned by Persons other than the Company and its Restricted Subsidiaries which are shown as minority interests in consolidated subsidiary on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP (and having for this purpose the value as set forth on such consolidated balance sheet).

                   "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.2 hereof or such other address as to which the Trustee may give notice to the Company.

                   "Currency Agreement" means any foreign exchange contract, currency swap or cap agreement or other similar agreement designed to protect against or manage

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                                                                               6

        exposure to fluctuations in currency exchange rates relating to any asset of the Company or its Restricted Subsidiaries which is denominated in, or purchased with, a currency other than U.S. dollars.

                   "Custodian" means the custodian of any Global Security as designated by the Depositary.

                   "Debt" of any Person means, without duplication, any indebtedness of such Person, whether or not contingent, in respect of
        (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person, (iii) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued, bankers acceptances or other similar instruments, or amounts representing the balance deferred and unpaid of the purchase price of any property or services except any such balance that constitutes an accrued expense or trade payable, (iv) net obligations under or in respect of Interest Rate Agreements and Currency Agreements, if and to the extent such obligations would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, (v) all Debt referred to in the preceding clauses, of other persons and all dividends of other Persons, the payment of which is secured by (or for which the holders of such Debt have an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt (the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset (as determined in good faith by the Person's Board of Directors whose determination shall be conclusive) or the amount of the obligation so secured), (vi) any lease of property by such Person as lessee which is reflected in such Person's consolidated balance sheet as a capitalized lease in accordance with GAAP, (vii) all Disqualified Stock of the Company and Preferred Stock of any Restricted Subsidiary (other than Preferred Stock of a Restricted Subsidiary held by the Company or another Restricted Subsidiary) valued at the greater of its voluntary or involuntary maximum fixed redemption, repayment or repurchase price plus accrued and unpaid dividends (for purposes hereof, the "maximum fixed redemption, repayment or repurchase price" of any Disqualified Stock or Preferred Stock which does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were redeemed, repaid or repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Stock, whose determination shall be conclusive), (viii) all guarantees by such Person of Debt referred to in this definition of any other Person or (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Debt of the types referred to in clauses (i) through (viii) above; Debt of a Restricted Subsidiary of the Person existing prior to the time it became a Restricted Subsidiary of the Person shall be deemed to be incurred upon such Restricted Subsidiary's becoming a Restricted Subsidiary of the Person; and Debt of a person existing prior to a merger or consolidation of such person with the Person or any Restricted Subsidiary of the Person in which such person is the successor to the

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                                                                               7

        Person or such Restricted Subsidiary shall be deemed to be incurred upon the consummation of such merger or consolidation; provided, however that the term Debt shall not include any such indebtedness that has been the subject of an "in substance" defeasance in accordance with GAAP. The amount of Debt of any Person at any date will be the outstanding balance as of such date of all unconditional obligations, as described above, and the maximum liability upon the occurrence of the contingency giving rise to the obligation of any contingent obligation at such date.

                    In addition, "Debt" of any Person shall include Debt described in the foregoing paragraph that would not appear as a liability on the balance sheet of such Person if (1) such Debt is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture"), (2) such Person or a Restricted Subsidiary is a general partner of the Joint Venture (a "General Partner") and (3) there is recourse, by contract or operation of law, with respect to the payment of such Debt to property or assets of such Person or a Restricted Subsidiary of such Person; and such Debt shall be included in an amount not to exceed (x) the greater of (A) the net assets of the General Partner and (B) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person (other than the General Partner) or (y) if less than the amount determined pursuant to clause (x) immediately above, the actual amount of such Debt that is recourse to such Person, if the Debt is evidenced by a writing and is for a determinable amount.

                   "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                   "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in
        Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                   "Disinterested Director" of any Person means, with respect to any transaction or series of related transactions, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

                   "Disqualified Stock" means any Capital Stock of any Person that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require such Person to repurchase such Capital Stock upon the occurrence of a Change of Control shall not constitute Disqualified Stock if the terms of such Capital Stock provide that such Person may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
        Section 4.6 hereof.

                   "DWAC" means the Depository Trust Company's Deposit/Withdraw At Custodian system.

                   "Euroclear" means Morgan Guaranty Trust Company, Brussels office, as operator of the Euroclear System.

                   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                   "Exchange Offer" has the meaning assigned to it in the Registration Rights Agreement.

                   "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under compulsion to complete the transaction as determined by the Board of Directors of the Company, acting in good faith, and shall be evidenced by a Board Resolution delivered to the Trustee (which determination by the Board of Directors shall be conclusive and binding).

                   "FFO" of any Person means funds from operations of such Person (as such term is defined in the guidelines issued by the National Association of Real Estate Investment Trusts as in effect on the Closing
        Date).

                   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

                   "Global Security" means a Security that evidences all or part of the Notes and is authenticated and delivered to, and registered in the name of, the Depositary for such Notes or a nominee thereof.

                   "Government Securities" means direct obligations of, or obligations guaranteed by, the United States for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                   "Guidelines" means the general guidelines for the Company's investments, borrowings and operations established by the Company's Board of Directors, including a majority of the Independent Directors.

                   "Holder" means a registered holder of Notes.

                   "Independent Director" means a director of the Company who within the last two years has not, directly or indirectly, (i) owned an interest in the Manager or any of its Affiliates, (ii) been employed by the Manager or any of its Affiliates, (iii) been an officer or director of the Manager or any of its Affiliates, (iv) performed services for the Manager or (v) held any material business or professional relationship with the Manager or any of its Affiliates; provided that if the definition of "Independent

        Director" set forth in the Articles of Incorporation shall be changed or amended after the Closing Date in accordance with the Virginia Stock Corporation Act and such Articles, the definition of "Independent Director" as used herein shall be deemed to be correspondingly changed or amended.

                   "Interest Rate Agreements" means interest rate protection agreements in the form of a swap, cap, collar, floor, rate lock or similar agreement designed to protect against or manage exposure to fluctuations in interest rates for the purpose of risk management and not for speculation.

                   "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of a transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Debt issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the "Limitation on Restricted Payments" covenant described in Section 4.6, any property transferred to or from any Person shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive.

                   "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                   "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance (whether or not filed, recorded or otherwise perfected under applicable law) upon or with respect to any property owned on the Closing Date or thereafter acquired.

                   "Liquidated Damages" has the meaning assigned to it in the Registration Rights Agreement.

                   "Management Agreement" means the management agreement between the Manager and the Company.

                   "Manager" means Ocwen Capital Corporation, a Florida corporation, and its successors.

                   "Match Funded Debt" means Debt of a special purpose, bankruptcy remote Subsidiary of the Company or a Restricted Subsidiary as to which no recourse exists either to the Company or any other Restricted Subsidiary, on which (i) the aggregate principal amortization and maturity of such Debt are based upon the principal amortization and maturity of a like or greater amount of the funded assets, and (ii) the interest rate of such Debt is at a fixed rate; provided however, that the interest rate of such Debt may be at a floating rate if (x) the funded assets include adjustable rate assets or (y) the funded assets have been effectively swapped under an Interest Rate Agreement.

                   "Mortgage" means a mortgage or deed of trust on real property which has been improved by a completed single or multifamily dwelling unit or commercial real estate property.

                   "Mortgage Warehouse Debt" means Debt of any Person under any warehouse line of credit, mortgage loan repurchase agreement or similar facility or under any commercial paper program (a) that is incurred for the purpose of funding the origination or purchase of mortgage loans or mortgage notes that are intended to be sold to investors, (b) that in the case of any warehouse line of credit or similar facility is, or, in the case of any commercial paper program, the letters of credit or revolving credit facility providing credit enhancement or liquidity backup for such commercial paper program are, secured by mortgage loans, mortgage notes, residential or commercial mortgage-backed securities or any combination thereof owned by such Person, (c) the outstanding amount of which shall not exceed 100% of the principal amount of the mortgage loans, mortgage notes and/or residential or commercial mortgage-backed securities securing such Debt and (d) the underlying mortgage loans, mortgage notes and residential or commercial mortgage-backed securities are subject to binding take-out commitments by investors or are being accumulated by the Company with the intention of securitizing and disposing thereof within a reasonable period of time.

                   "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock or debt securities, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, net of attorney's fees, accountant's fees and brokerage, consulting, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                   "New Notes" means the 11 1/2% Senior Notes due 2005 issued in the Exchange Offer.

                   "Non-Recourse Debt" means any Debt of the Company or any of its Subsidiaries that is (i)(A) specifically advanced to finance the acquisition of investment assets and (B) secured only by the assets to which such Debt relates without recourse to the Company or any of its Subsidiaries, (ii) advanced to a Subsidiary of the Company or a group of Subsidiaries of the Company formed for the sole purpose of acquiring or holding investment assets (A) against which a loan is obtained that is made without recourse to, and with no crosscollateralization against the assets of, the Company or any other Subsidiary of the Company, and (B) upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be, or
        (iii) specifically advanced to finance the acquisition of real property and secured by only the real property to which such Debt relates without recourse to the Company or any of its Subsidiaries.

                   "Notes" means the Original Notes and New Notes.

                   "Ocwen Financial" means Ocwen Financial Corporation, a Florida corporation, and its successors.

                   "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Vice-President or any Assistant Vice-President of such Person.

                   "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 10.5 hereof.

                   "Operating Partnership" means Ocwen Partnership, L.P., a Virginia limited partnership and its successors.

                   "Opinion of Counsel" means an opinion from legal counsel satisfactory to the Trustee, that meets the requirements of Section 10.5 hereof. The counsel may be counsel to the Company.

                   "Original Notes" means the 11 1/2% Senior Notes due 2005 not issued pursuant to the Exchange Offer.

                   "Permitted Business" means acquiring, developing, selling, owning, managing, operating and leasing real estate; acquiring, originating, owning, servicing and collecting real estate mortgages and related loans; investing in real estate and mortgage related securities and securities of companies engaged primarily in real estate related activities; and other activities related to or arising out of any of those activities.

                   "Permitted Holders" means Ocwen Financial and its Affiliates.

                   "Permitted Indebtedness" means:

                                   (a) Debt of the Company or any Restricted
                           Subsidiary outstanding on the Closing Date;

                                   (b) Debt of a Restricted Subsidiary owing to
                           the Company or to another Restricted Subsidiary of the Company; provided that any such Debt is made pursuant to an unsubordinated intercompany obligation; and provided, further, that (i) any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to the Company or another Restricted Subsidiary) shall be deemed to be an incurrence of such Debt by such Restricted Subsidiary not permitted by this clause (b) and (ii) any transaction pursuant to which any Restricted Subsidiary, which is owed Debt by any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be an incurrence of such Debt not permitted by this clause (b);

                                   (c) the endorsement of negotiable instruments
                           by the Company or any Restricted Subsidiary for deposit or collection or similar transactions in the ordinary course of business;

                                   (d) Debt under Interest Rate Agreements or
                           Currency Agreements incurred by the Company or a Restricted Subsidiary in the ordinary course of business for the purpose of risk management and not for the purpose of speculation;

                                   (e) Match Funded Debt;

                                   (f) the incurrence by the Company or any of
                           its Restricted Subsidiaries of Debt represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

                                   (g) Mortgage Warehouse Debt of the Company or
                           a Restricted Subsidiary not to exceed $150.0 million in the aggregate at any time outstanding;

                                   (h) additional Debt of the Company or a
                           Restricted Subsidiary not to exceed $50.0 million in the aggregate at any time outstanding;

                                   (i) the Notes and Debt of the Company or a
                           Restricted Subsidiary issued in exchange for or the Net Cash Proceeds from the issuance of which are used to fund the substantially concurrent redemption or repayment of Notes; and

                                   (j) any renewals, extensions, substitutions,
                           refinancings or replacements (each, for purpose of this clause, a "refinancing") of any Debt described in clause (a) of this definition, including any successive refinancings, so long as (i) any such new Debt shall be in a principal amount that does not exceed the principal amount (or, if such Debt being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium actually paid at such time to refinance the Debt as determined by the Company in good faith (whose determination shall be conclusive), plus, in either case, the amount of reasonable expenses incurred in connection with such refinancing, (ii) such new Debt has a final maturity date which is the same or later than the final maturity date of, and has an Average Life equal to or greater than the Average Life of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded and (iii) such new Debt is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

                   "Permitted Investment" means any of the following:

                                   (a) Investments in Cash Equivalents;

                                   (b) Investments by the Company in real estate
                           or real estate related assets or in any Restricted Subsidiary engaged in Permitted Businesses;

                                   (c) intercompany Debt to the extent permitted
                           under clause (b) of the definition of Permitted Indebtedness;

                                   (d) negotiable instruments held for deposit
                           or collection in the ordinary course of business, except to the extent that they would constitute Investments in Affiliates;

                                   (e) Investments in stock, obligations or
                           securities received in settlement of debts owing to the Company or a Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien, in each case in the ordinary course of business;

                                   (f) travel, moving and other advances made to
                           officers, employees and consultants in the ordinary course of business;

                                   (g) Investments by the Company or any
                           Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a

                           Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

                                   (h) Investments in any Person other than a
                           Subsidiary (i) which was formed for the purpose of engaging in a Permitted Business, and (ii) the assets of which are managed by the Company (or by the Manager on behalf of the Company) under a management agreement that gives the Company or the Manager (as the case may be) control over the use, condition, operation, improvement and disposition of all real properties and other real-estate related assets acquired or to be acquired by such Person; provided that, in the event the Company or the Manager no longer has control over such assets, any Investment in such Person shall no longer be a Permitted Investment and shall be deemed to have been a Restricted Payment solely for purposes of determining the amount of Restricted Payments that the Company may thereafter make pursuant to the covenant "Limitation on Restricted Payments" described in
                           Section 4.6;

                                   (i) Investments in any one or more interests
                           in real property or mortgages on real property (including obligations secured by or representing pass-through interests in real property or mortgages on real property), or such other assets or instruments (other than Capital Stock) in which the Company may at such time invest without impairing its qualification as a REIT under the Code, in each case made in the ordinary course of business; and

                                   (j) Investments, when taken together with all
                           other Investments made pursuant to this clause (j), in an amount not to exceed 2.0% of Total Assets in any Person engaged in real estate related activities.

                   "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                   "PORTAL" shall mean the Private Offering, Resales and Trading through Automated Linkages Market of the National Association of Securities Dealers, Inc.

                   "Preferred Stock" means Capital Stock of any class or classes (however designated) that has a preference or priority as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the issuer of such Capital Stock, over shares of Capital Stock of any other class or classes of such corporation.

                   "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 14, 1998, among the Company and Lehman Brothers Inc., Morgan Stanley & Co., Inc., J.C. Bradford & Co. and Piper Jaffray Inc.

                   "Regulation S" means Regulation S under the Securities Act.

                   "Regulation S Global Security" means any Global Security or Securities evidencing Notes that are to be traded pursuant to Regulation S.

                   "REIT" means a real estate investment trust qualified as such under Sections 856 through 860 of the Code (or any successor provisions).

                   "Responsible Officer," when used with respect to the Trustee, means any authorized officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                   "Restricted Global Security" means any Global Security or Securities evidencing Notes that are to be traded pursuant to Rule 144A.

                   "Restricted Investment" shall mean any Investment other than a Permitted Investment.

                   "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) of the Securities Act or any successor thereto.

                   "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                   "Rule 144A" means Rule 144A under the Securities Act.

                   "SEC" means the Securities and Exchange Commission.

                   "Securities Act" means the Securities Act of 1933, as amended.

                   "Securitization Entity" means any pooling arrangement or entity formed or originated for the purpose of holding and/or issuing securities representing interests in one or more pools of mortgages, leases, credit card receivables, home equity loan receivables, automobile loans, leases or installment sales contracts, other consumer receivables or other financial assets of the Company or any Subsidiary, and shall include, without limitation, any partnership, limited liability company, liquidating trust, grantor trust, owner trust or real estate mortgage investment conduit.

                   "Security" means any security representing an interest in the Notes.

                   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

                   "Subordinated Debt" means Debt of the Company that is expressly subordinated by its terms in right of payment to the Notes.

                   "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any other Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

                   "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as amended as in effect on the date of this Indenture.

                   "Total Assets" means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of the Company and its Restricted Subsidiaries.

                   "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                   "Unrestricted Subsidiary" means (i) any Subsidiary (other than the Operating Partnership or any successor thereto) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such
        Subsidiary: (a) has no Debt other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any obligation (x) to subscribe for additional Capital Stock or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise provided credit support for any Debt of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described under the caption "Limitation on Restricted Payments" in Section 4.6. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Debt of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Debt is not permitted to be incurred as of such date under the "Limitation on Incurrence of Debt" covenant described in
        Section 4.7, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Debt by a Restricted Subsidiary of the Company of any outstanding Debt of such Unrestricted Subsidiary and such designation shall only be permitted if
        (i) such Debt is permitted under the covenant "Limitation on Incurrence of Debt," described in Section 4.7 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period or end of the relevant quarter, as the case may be, and
        (ii) no Default or Event of Default would be in existence following such designation.

                   "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or other voting members of the governing body of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                   "Wholly-Owned Subsidiary" means a Subsidiary all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

SECTION 1.2        Other Definitions.

               Term                                          Defined in Section
        "Change of Control Offer" .........................................4.10
        "Change of Control Payment" .......................................4.10
        "Change of Control Payment Date" ..................................4.10
        "Covenant Defeasance................................................8.3
        "Custodian".........................................................6.1
        "DTC" ..............................................................2.3
        "Event of Default ..................................................6.1
        "Legal Defeasance" .................................................8.2
        "Notice of Default" ................................................6.1
        "outstanding" ......................................................8.2

        "Paying Agent" .....................................................2.3
        "Payment Default" ..................................................6.1
        "Registrar" ........................................................2.3
        "Restricted Payments" ..............................................4.6
        "Restricted Period" ...............................................2.14

SECTION 1.3        Incorporation by Reference of Trust Indenture Act.

                   Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                   The following TIA terms used in this Indenture have the following meanings:

                   "indenture securities" means the Notes;

                   "indenture security Holder" means a Holder of a Note;

                   "indenture to be qualified" means this Indenture;

                   "indenture trustee" or "institutional trustee" means the Trustee;

                   "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                   All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4        Rules of Construction.

                   Unless the context otherwise requires:

                   (1)  a term has the meaning assigned to it;

                   (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                   (3)  "or" is not exclusive;

                   (4) words in the singular include the plural, and in the plural include the singular;

                   (5) provisions apply to successive events and transactions;
and

                   (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                                    THE NOTES

SECTION 2.1        Form and Dating.

                   The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable in denominations of $1,000 and any integral multiple thereof.

                   The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.2        Execution and Authentication.

                   One Officer shall sign the Notes for the Company by manual or facsimile signature.

                   If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                   A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                   The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

                   The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company.

SECTION 2.3        Registrar and Paying Agent.

                   The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The

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                                                                              20

Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar.

                   The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Notes.

                   The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

SECTION 2.4        Paying Agent To Hold Money In Trust.

                   The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5        Holder Lists.

                   The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.6        Transfer and Exchange.

                   When Notes are presented by a Holder to the Registrar with a request to register, transfer or exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

                   Neither the Company nor the Registrar shall be required (i) to issue or register the transfer or exchange of Notes during a period beginning at the opening of business on a Business Day fifteen (15) Business Days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

                   No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.6 or 9.5 hereof, which shall be paid by the Company).

                   Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent, nor the Company shall be affected by notice to the contrary.

                   So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes to be traded on PORTAL shall be represented by the Restricted Global Security registered in the name of the Depositary or the nominee of the Depositary.

                   The transfer and exchange of beneficial interests in any Global Security, which does not involve the issuance of a definitive Security or the transfer of interests to another Global Security, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Neither the Trustee nor the Custodian (in such respective capacities) will have any responsibility for the transfer and exchange of beneficial interests in such Global Security that does not involve the issuance of a definitive Security or the transfer of interests to another Global Security.

SECTION 2.7        Replacement Notes.

                   If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                   Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8        Outstanding Notes.

                   The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because an Affiliate of the Company holds the Note.

                   If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                   If the principal amount of any Note is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                   If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, by 10:00 a.m. Eastern Time on a redemption date or maturity date, money sufficient to pay the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest, if any.

SECTION 2.9        Treasury Notes.

                   In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. In connection with any such determination, the Company agrees to notify the Trustee of the existence of any Notes owned by the Company or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

SECTION 2.10       Temporary Notes.

                   Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by an Officer of the Company. Temporary Notes shall be substantially in the form of Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Notes in exchange for temporary Notes.

                   Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11       Cancellation.

                   The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12       Defaulted Interest.

                   If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Notwithstanding the foregoing, such interest may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

SECTION 2.13       Restrictive Legend.

                   (a) Each Global Security and definitive Security that constitutes a Restricted Security shall bear a legend substantially to the following effect (the "Private Placement Legend") on the face thereof until the Resale Restriction Termination Date (as defined below) unless the Company determines otherwise:

                   THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THE NOTE EVIDENCED HEREBY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                   THE HOLDER OF THE NOTE EVIDENCED HEREBY BY ITS
        ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE
        TRANSFER SUCH NOTE PRIOR TO THE DATE (THE "RESALE RESTRICTION

        TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF SUCH NOTE (OR ANY PREDECESSOR OF SUCH NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
        (C) SO LONG AS SUCH NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

        Each Global Security that constitutes a Regulation S Global Security and definitive Security issued pursuant to Regulation S shall bear an additional legend substantially to the following effect unless the Company determines otherwise:

                   THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

                   Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon satisfaction of the requirements of
Section 2.13(b) and surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legends required by this Section 2.13(a).

                   (b) Upon any sale or transfer of any Restricted Security (including any interest in a Global Security) (i) that is effected pursuant to an effective registration statement under the Securities Act or (ii) in connection with which the Trustee receives certificates and other information (including an opinion of counsel, if requested) reasonably acceptable to the Company to the effect that such security will no longer be subject to resale restrictions under federal and state securities laws, then (A) in the case of a Restricted Security in definitive form, the Registrar shall permit the holder thereof to exchange such Restricted Security for a

Security that does not bear the legends set forth in Section 2.13(a), and shall rescind any such restrictions on transfer and (B) in the case of Restricted Securities represented by a Global Security, such Security shall no longer be subject to the restrictions contained in the legends set forth in Section 2.13(a) (but still subject to the other provisions hereof). The Trustee shall receive a certificate (a form of which is attached to the Note in Exhibit A hereto), upon which the Trustee may conclusively rely, from the Person transferring such Restricted Security, stating that such transferor satisfies the requirements of this Section 2.13 and that all conditions precedent required for such transfer have occurred.

SECTION 2.14       Special Transfer Provisions.

                   Any transfer of a beneficial interest in a Security in global form which cannot be effected through book-entry settlement must be effected by the delivery to the transferee (or its nominee) of a definitive Security or Securities registered in the name of the transferee (or its nominee) on the books maintained by the Trustee. With respect to any such transfer, the Trustee will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of the Security in global form to be reduced and, following such reduction, the Company will prepare and execute and the Trustee, upon receipt of a Company Order for the authentication, will authenticate and deliver to the transferee (or such transferee's nominee, as the case may be), a Security or Securities in the appropriate aggregate principal amount in the name of such transferee (or its nominee) and bearing such restrictive legends as may be required by this Indenture. In connection with any such transfer, the Trustee may request a certificate (a form of which is attached to the Note in Exhibit A hereto), upon which the Trustee may conclusively rely, containing such representations and agreements relating to the restrictions on transfer of such Security or Securities from such transferee (or such transferee's nominee) as the Trustee may reasonably require.

                   So long as the Securities are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a definitive Security to a Qualified Institutional Buyer (a "QIB") (as defined in Rule 144A) in accordance with Rule 144A, unless otherwise requested by the transferor, and upon receipt of the definitive Security or Securities being so transferred, together with a certification from the transferor that the transferor reasonably believes that the transferee is a QIB, upon which certification the Trustee may conclusively rely, the Trustee shall make an endorsement on the Restricted Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Restricted Global Security, the Trustee shall cancel such definitive Security or Securities and cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of Securities represented by the Restricted Global Security to be increased accordingly.

                   So long as the Securities are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a definitive Security in accordance with Regulation S, if requested by the transferor, and upon receipt of the definitive Security or Securities being so transferred, together with a certification from the transferor that the transfer was made in accordance with Regulation S or Rule 144 under the Securities Act, the Trustee shall make or direct the Custodian to make, an endorsement on the Regulation S Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Regulation S Global Security, the Trustee shall cancel such definitive

Security or Securities and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Securities represented by the Regulation S Global Security to be increased accordingly.

                   If a holder of a beneficial interest in the Restricted Global Security wishes at any time to exchange its interest in the Restricted Global Security for an interest in the Regulation S Global Security, or to transfer its interest in the Restricted Global Security to a person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Security, such holder may, subject to the rules and procedures of the Depositary and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Trustee, as transfer agent, of (1) instructions given in accordance with the Depositary's procedures from or on behalf of a holder of a beneficial interest in the Restricted Global Security, directing the Trustee (via DWAC), as transfer agent, to credit or cause to be credited a beneficial interest in the Regulation S Global Security in an amount equal to the beneficial interest in the Restricted Global Security to be exchanged or transferred, (2) a written order given in accordance with the Depositary's procedures containing information regarding the Euroclear or CEDEL account to be credited with such increase and the name of such account, and (3) a certificate (a form of which is attached to the Note in Exhibit A hereto), upon which the Trustee may conclusively rely, given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Regulation S or Rule 144 under the Securities Act and that, if such transfer occurs prior to the expiration of the Restricted Period (as defined below), the interest transferred will be held immediately thereafter through Euroclear or CEDEL, the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Depositary (via DWAC), its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Restricted Global Security by the aggregate principal amount of the beneficial interest in such Restricted Global Security to be so exchanged or transferred from the relevant participant, and the Trustee, as transfer agent, shall promptly deliver appropriate instructions (via DWAC) to the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Security by the aggregate principal amount of the beneficial interest in such Restricted Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who may be Euroclear or CEDEL or another agent member of Euroclear or CEDEL, or both, as the case may be, acting for and on behalf of them) a beneficial interest in such Regulation S Global Security equal to the reduction in the principal amount of such Restricted Global Security.

                   If a holder of a beneficial interest in the Regulation S Global Security wishes at any time to exchange its interest in the Regulation S Global Security for an interest in the Restricted Global Security, or to transfer its interest in the Regulation S Global Security to a person who wishes to take delivery thereof in the form of an interest in the Restricted Global Security, such holder may, subject to the rules and procedures of Euroclear or CEDEL and the Depositary, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Restricted Global Security. Upon receipt by the

Trustee, as transfer agent, of (1) instructions given in accordance with the procedures of Euroclear or CEDEL and the Depositary, as the case may be, from or on behalf of a beneficial owner of an interest in the Regulation S Global Security directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Restricted Global Security in an amount equal to the beneficial interest in the Regulation S Global Security to be exchanged or transferred, (2) a written order given in accordance with the procedures of Euroclear or CEDEL and the Depositary, as the case may be, containing information regarding the account with the Depositary to be credited with such increase and the name of such account, and (3) prior to the expiration of the Restricted Period (as defined below), a certificate (a form of which is attached to the Note in Exhibit A hereto), upon which the Trustee may conclusively rely, given by the holder of such beneficial interest and stating that the person transferring such interest in such Regulation S Global Security reasonably believes that the person acquiring such interest in the Restricted Global Security is a QIB, purchasing for its own account or the account of a QIB, and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction, the Trustee, as transfer agent, shall promptly deliver (via DWAC) appropriate instructions to the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in such Regulation S Global Security to be exchanged or transferred, and the Trustee, as transfer agent, shall promptly deliver (via DWAC) appropriate instructions to the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security. After the expiration of the Restricted Period (as defined below), the certification requirement set forth in clause (3) of the second sentence of the above paragraph will no longer apply to such exchanges and transfers.

                   If a holder of a definitive Security wishes at any time to exchange its Security for a beneficial interest in any Global Security (or vice versa), or to transfer its definitive Security to a person who wishes to take delivery thereof in the form of a beneficial interest in a Global Security (or vice versa), such Securities and beneficial interests may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of the two preceding paragraphs (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may
be) and as may be from time to time adopted by the Company and the Trustee.

                   Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

                   Through and including the 40th day after the later of the commencement of the offering of the Notes and the issue date (such period through and including such 40th day, the "Restricted Period"), beneficial interests in a Regulation S Global Security may only be held through Euroclear or CEDEL (as indirect participants in DTC), unless transferred to a Person that takes delivery through the Restricted Global Security in accordance with the certification requirements hereof. During the Restricted Period, interests in the Regulation S Global Security, if any, may be exchanged for interests in the Restricted Global Security or for definitive Securities only in accordance with the certification requirements described above.

                                   ARTICLE III

                            REDEMPTION AND PREPAYMENT

SECTION 3.1        Notices to Trustee.

                   If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period may be satisfactory to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

                   If the Company is required to make an offer to purchase Notes pursuant to the provisions of Section 4.10 hereof, it shall furnish to the Trustee an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the purchase shall occur, (ii) the purchase date, (iii) the principal amount of Notes to be purchased, (iv) the purchase price and (v) a statement to the effect that a Change of Control has occurred and the conditions set forth in Section 4.10 hereof have been satisfied, as applicable.

SECTION 3.2        Selection Of Notes To Be Redeemed.

                   If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, to be redeemed among the Holders of Notes on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                   The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. Except as provided in this Section 3.2, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3        Notice of Redemption.

                   Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                   The notice shall identify the Notes to be redeemed and shall state:

                   (a)     the redemption date;

                   (b)     the redemption price;

                   (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                   (d)     the name and address of the Paying Agent;

                   (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                   (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

                   (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

                   At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4        Effect of Notice of Redemption.

                   Once notice of redemption is mailed in accordance with
Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.5        Deposit of Redemption or Purchase Price.

                   One Business Day prior to 10:00 a.m., Eastern Time, on the redemption date or purchase date, as applicable, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and any unpaid and accrued interest on, all Notes to be redeemed or purchased.

                   If Notes called for redemption or tendered in a Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on all Notes to be redeemed or purchased, on and after the applicable redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in a Change of Control Offer (regardless whether certificates for such Notes are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or subject to a Change of Control Offer shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date or purchase date, as applicable, until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6        Notes Redeemed or Purchased in Part.

                   Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

SECTION 3.7        Optional Redemption.

                   (a) The Notes are not redeemable, in whole or in part, at the Company's option prior to July 1, 2002. The Notes may be redeemed, in whole or in part, at the option of the Company on or after July 1, 2002, at the redemption prices specified below (expressed as a percentage of the principal amount thereof), in each case, together with accrued and unpaid interest, if any, thereon to the date of redemption, upon not less than 30 nor more than 60 days' notice, if redeemed during the 12-month period beginning on July 1 of the years indicated below:

2002 ...................................................................105.750%
2003 ...................................................................102.875
2004 and thereafter ....................................................100.000

                   (b) Notwithstanding the foregoing, during the first 36 months after the Closing Date, the Company may, on any one or more occasions, use the net proceeds of one or more offerings of its Common Stock to redeem up to 25% of the aggregate principal amount of the Notes at the redemption price of 111.50% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided that, after any such redemption, the aggregate principal amount of the Notes outstanding must equal at least $112.5 million; and provided further, that any such redemption shall occur within 90 days of the date of closing of such offering of Common Stock of the Company.

SECTION 3.8        Mandatory Redemption.

                   Except as set forth under Section 4.10 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1        Payment Of Notes.

                   The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, a Subsidiary or an Affiliate of any thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                   In the event that the Company is obligated to pay Liquidated Damages to Holders, the interest rate otherwise applicable to the Notes shall be increased for the period during which the Company is obligated to pay Liquidated Damages by the amount of such Liquidated Damages and all references herein to interest shall include such Liquidated Damages, if any.

                   The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2        Maintenance Of Office Or Agency.

                   The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the

Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                   The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                   The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3 hereof. The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.

SECTION 4.3        Reports.

                   Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

SECTION 4.4        Compliance Certificate.

                   (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                   (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5        Taxes.

                   The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6        Limitation on Restricted Payments.

                   (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions:

                         (i) declare or pay any dividend or make any payment or distribution on account of the Company's Capital Stock or the Capital Stock of Restricted Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or make any payment or distribution to or for the benefit of the direct or indirect holders of the Company's Capital Stock or the Capital Stock of Restricted Subsidiaries (other than (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) and (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis);

                        (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or the Capital Stock of Restricted Subsidiaries (other than any such Capital Stock owned by the Company or any of its Restricted Subsidiaries and other than the acquisition of Capital Stock in Restricted Subsidiaries of the Company solely in exchange for Capital Stock (other than Disqualified Stock) of the Company); or

                       (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt; or

                        (iv) make any Investment in any Person other than a Permitted Investment;

(each of the foregoing actions described in clauses (i) through (iii) above, other than any such action that is a Permitted Payment (as defined below), is referred to herein as a "Restricted Payment"), unless immediately after giving effect to the proposed Restricted Payment (in the event such Restricted Payment is made in other than cash, the amount of such Restricted Payment shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (2) the Company could, at the time of such Restricted Payment and after giving pro forma effect thereto, incur at least $1.00 of additional Debt (other than Permitted Indebtedness) pursuant to Section 4.7 and (3) the aggregate amount of all such Restricted Payments by the Company and its Restricted Subsidiaries declared or made after the Closing Date does not exceed the sum of:

                 (A) (i) so long as the Company maintains its status as a REIT under the Code, 100% of the "real estate investment trust taxable income" of the Company as determined under Section 857(b)(2) of the Code or any successor provision computed prior to taking into account any deductions or exclusions allowed pursuant to Section 857(b)(2) of the Code and computed after giving effect to any net deficit in "real estate investment trust taxable income" for prior years, to the extent such deficit is deductible as a net operating loss carryforward for the year of determination, accrued on a cumulative basis during the period commencing on July 1, 1998 and ending on the last day of the Company's most recent fiscal quarter ending prior to the date of such Restricted Payment or
                         (ii) in the event the Company no longer qualifies as a REIT under the Code, the sum of (a) 50% of the aggregate cumulative Adjusted Consolidated FFO (or if such aggregate cumulative Adjusted Consolidated FFO shall be a loss, minus 100% of such loss) accrued on a cumulative basis during the period commencing on the first day of the fiscal quarter following the failure of the Company to qualify as a REIT under the Code and ending on the last day of the Company's most recent fiscal quarter ending prior to the date of such Restricted Payment and (b) 100% of any cumulative amount available under clause (i) above for the period commencing on July 1, 1998 and ending on the last day of the Company's most recent fiscal quarter ending prior to the failure of the Company to qualify as a REIT under the Code (or minus 100% of any such amount if a deficit); plus

                 (B) the aggregate of the Net Cash Proceeds and the Fair Market Value of property not constituting Net Cash Proceeds received by the Company or the Operating Partnership after the Closing Date from the issuance or sale (other than to the Company or any of its Restricted Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Company or the Operating Partnership or other capital contributions subsequent to the Closing Date (other than the Net Cash Proceeds received from an issuance or sale of such Capital Stock to an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to date of determination); plus

                 (C) the aggregate of the Net Cash Proceeds and the Fair Market Value of property not constituting Net Cash Proceeds received by the Company or the Operating Partnership after the Closing Date from the issuance or sale (other than to the Company or any of its Restricted Subsidiaries) of Disqualified Stock or debt securities of the Company or the Operating Partnership that have been converted into Capital Stock (other than Disqualified Stock) of the Company or the Operating Partnership, plus or minus, as applicable, the amount of cash, or other property (other than Capital Stock) received or distributed, as applicable, upon such conversion or exchange; plus

                 (D) 100% of the net reduction in Restricted Investments, subsequent to the Closing Date, in any Person, resulting from payments of interest on Debt, dividends, repayments of loans or advances, or other transfers of property (but only to the extent such interest, dividends, repayments or other transfers of property are not included in the calculation of "real estate investment trust taxable income" or Adjusted Consolidated FFO, as the case may be), in each case to the Company or any Restricted Subsidiary from any Person or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Restricted Investments in such Person which were made subsequent to the Closing Date by the Company or any Restricted Subsidiary and which were treated as a Restricted Payment; plus

                 (E)     $10.0 million.

                   (b) Notwithstanding paragraph (a) above, the Company and any Restricted Subsidiary may take the following actions (each being referred to as a "Permitted Payment"):

                         (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date such declaration complied with the provisions of paragraph (a) above and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by the foregoing paragraph (a);

                        (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale of other Capital Stock of the Company (other than any Disqualified Stock);

                       (iii) any distribution which is necessary to maintain the Company's status as a REIT under the Code;

                        (iv) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Disqualified Stock); and

                         (v) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt (referred to herein as the "Subordinated Debt being refinanced") in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Restricted Subsidiary) of, Subordinated Debt of the Company so long as (A) the principal amount of such new Subordinated Debt does not exceed the principal amount (or, if such Subordinated Debt being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Debt being refinanced, plus the amount of any stated premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Debt being refinanced or the amount of any premium actually paid at such time to refinance the Subordinated Debt as determined in good faith as being necessary by the Company, or less the amount of any discount from the principal amount of such Subordinated Notes expected to be deducted from the amount payable to the holders of such Subordinated Debt in connection with such refinancing, plus, in either case, the amount of reasonable legal, accounting, printing and other similar expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Debt is subordinated to the Notes to the same extent as such Subordinated Debt being refinanced and (C) (1) if the Subordinated Debt being refinanced has an Average Life shorter than that of the Notes or a final maturity date earlier than the final maturity date of the Notes, such new Subordinated Debt shall have an Average Life no shorter than the Average Life of such refinanced Subordinated Debt and a final maturity date no earlier than the final maturity date of such refinanced Subordinated Debt or (2) in all other cases, each maturity of principal (or any required repurchase, redemption or sinking fund payments) of such new Subordinated Debt shall be on or after the final maturity date of principal of the Notes.


The actions described in clauses (i) and (iii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under paragraph (a), and the actions described in clauses
(ii), (iv) and (v) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under paragraph (a).


SECTION 4.7        Limitation on Incurrence Of Debt.

        The Company shall not, and shall not permit any Restricted Subsidiary to, incur or issue any Debt (including Acquired Debt) other than Permitted Indebtedness; provided, however, that the Company and Restricted Subsidiaries may incur or issue Debt if at the time of such incurrence or issuance each of the following is satisfied:

                   (a) the ratio of Adjusted FFO Available for Fixed Charges to Adjusted Fixed Charges for the period consisting of the four full consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred or issued (after giving pro forma effect to (i) the incurrence or issuance of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt was incurred or issued, and the application of such proceeds occurred, on the first day of such four-quarter period, (ii) the incurrence, issuance, repayment or retirement of any other Debt by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, issued, repaid or retired on the first day of such four-quarter period (except that, in making such computation, the amount of the Debt under any revolving credit facility shall be computed based upon the average balance of such Debt during such four-quarter period), and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries (including the operations thereof), as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred on the first day of such four-quarter period) shall be greater than 1.25 to 1;

                   (b) the Company's Adjusted Total Debt to Capital Ratio as of the end of the quarter most recently ended prior to the date of such incurrence or issuance is less than 4.0 to 1 (after giving pro forma effect to the incurrence or issuance of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt was incurred or issued, and the application of such proceeds occurred, on the last day of such quarter); and

                   (c) the Company's Adjusted Senior Debt to Capital Ratio as of the end of the quarter most recently ended prior to the date of such incurrence or issuance is less than 3.5 to 1 (after giving pro forma effect to the incurrence or issuance of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt was incurred or issued, and the application of such proceeds occurred, on the last day of such quarter).

SECTION 4.8 Limitations on Dividends And Other Payment Restrictions Affecting Subsidiaries.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

        (a) pay any dividends or make any other distribution on its Capital Stock to the Company or any of its Restricted Subsidiaries;

        (b) make payments in respect of any Debt owed to the Company or any other Restricted Subsidiary; or

        (c) make loans or advances to the Company or any Restricted Subsidiary or to guarantee Debt of the Company or any other Restricted Subsidiary;

        other than, in the case of (a), (b) and (c),

                   (1) restrictions existing under agreements in effect on the date of this Indenture;

                   (2) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Restricted Subsidiary of the Company so long as such encumbrances or restrictions (i) are not created, incurred or assumed in contemplation of such Person becoming a Restricted Subsidiary and (ii) do not encumber or restrict the Company or any other Restricted Subsidiary of the Company;

                   (3) restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the assets (which term may include the Capital Stock) of such Restricted Subsidiary;

                   (4) restrictions on the transfer of assets which are subject to Liens; and

                   (5) restrictions existing under any agreement which refinances or replaces any of the agreements containing the restrictions in clauses (1) and (2); provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders than those under the agreement evidencing or relating to the Debt or Disqualified Stock refinanced.


SECTION 4.9        Limitation on Transactions With Affiliates.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (except that the Company and any of its Restricted Subsidiaries may enter into any transaction or series of related transactions with any Restricted Subsidiary of the Company without limitation under this covenant) unless: (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in an arm's length dealing with a Person that is not such an Affiliate or, in the absence of such a comparable transaction, on terms that the Disinterested Directors determine in good faith (whose determination shall be conclusive) would be offered to a Person that is not an Affiliate; (ii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $3.0 million, such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company; and (iii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $10.0 million, (x) in the case of a transaction involving real property, the aggregate rental or sale price of such real property shall be the fair market value of such real property as determined in a written opinion by an independent, nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which approval is required and (y) in all other cases, the Company shall have received a written opinion of an independent, nationally-recognized expert with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which approval is required to the effect that the transaction or series of related transactions are fair to the Company or such Restricted Subsidiary from a financial point of view. The limitations set forth in this paragraph will not apply to (i) transactions entered into pursuant to any agreement already in effect on the date of this Indenture and any renewals or extensions thereof not involving modifications materially adverse to the Company or any Restricted Subsidiary, (ii) normal banking relationships with an Affiliate on an arms' length basis, (iii) any employment agreement, stock option, employee benefit, indemnification, compensation, business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Restricted Subsidiaries either (a) in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary or (b) which agreement, arrangement or plan was adopted by the Board of Directors of the Company or such Restricted Subsidiary (including a majority of the Disinterested Directors), as the case may be, (iv) any payment made in accordance with Section 4.6, (v) transactions pursuant to the Management Agreement which are in compliance with the terms of the Management Agreement and the Guidelines as in effect on the Closing Date and (vi) any transaction or series of related transactions in which the total amount involved does not exceed $250,000.

SECTION 4.10       Offer To Repurchase Upon Change Of Control.

        (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (but not, in the case of any Holder requiring the Company to purchase less than all of the Notes held by such Holder, any Note in principal amount less than $1,000) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment").

        (b) Within 10 days following any Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, stating: (1) a description of the transaction or transactions that constitute the Change of Control; (2) that the Change of Control Offer is being made pursuant to this
Section 4.10 and that all Notes tendered shall be accepted for payment; (3) the purchase price and the purchase date, which shall be no later than 30 Business Days from the date such notice is mailed (the "Change of Control Payment Date");
(4) that any Note not tendered shall continue to accrue interest; (5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (6) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (7) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile, transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (8) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the foregoing provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

        (c) On or prior to 10:00 a.m. Eastern Time on the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and
(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.11       Continued Existence.

                   Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and any of its Restrictive Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.12       Maintenance of General Partner Interest

                   The Company will at all times own, directly or indirectly through one or more Wholly-Owned Subsidiaries which are Restricted Subsidiaries, all of the outstanding general partnership interests in the Operating Partnership.

SECTION 4.13       Business Activities

                   The Company will not, and will not permit any Restricted Subsidiary to, engage in any businesses other than Permitted Businesses, except to the extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

                                    ARTICLE V

                                   SUCCESSORS

SECTION 5.1        Merger, Consolidation, Or Sale Of Assets.

                   The Company may not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another corporation, person or entity unless (i) the Company is the surviving corporation or the entity or the Persons formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other deposition shall have been made (the "Surviving Entity") is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
(ii) if the Company is not the Surviving Entity, the Surviving Entity expressly and unconditionally assumes by supplemental indenture, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all obligations of the Company on the Notes issued and outstanding under this Indenture; (iii) immediately after such transaction no Default or Event of Default exists; (iv) except in the case of a merger of a Wholly-Owned Subsidiary of the Company with or into the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred as of the end of the applicable quarter, be permitted to incur at least $1.00 of additional Debt pursuant to
Section 4.7; and (v) the Company or the Surviving Entity, as applicable, shall have delivered or caused to be delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition complies with this Indenture and all conditions precedent provided in clauses (i) through (v) above have been complied with.

SECTION 5.2        Successor Corporation Substituted.

                   Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.1 hereof.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.1        Events Of Default.

                   Each of the following constitutes an "Event of Default":

                         (i) a Default by the Company in the payment of interest on the Notes when the same becomes due and payable and the Default continues for a period of 30 days;

                        (ii) default by the Company in the payment of the principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise;

                       (iii) failure by the Company to comply with the provisions described under Section 4.10;

                        (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes;

                         (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Debt or guarantee now exists, or shall be created hereafter, which default is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default (a "Payment Default") and the principal amount of such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

                        (vi) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary that would be a Significant Subsidiary and such judgment or judgments remain unpaid, undischarged or unstayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million;

                       (vii) the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                           (a)     commences a voluntary case,

                           (b) consents to the entry of an order for relief against it in an involuntary case,

                           (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (d) makes a general assignment for the benefit of its creditors, or

                           (e) generally is not paying its debts as they become due; or

                      (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against the Company, any Restricted
                   Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                           (b) appoints a Custodian of the Company, any
                   Restricted Subsidiary that would constitute a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

                           (c) orders the liquidation of the Company, any
                   Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

                   The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                    A Default under clause (iv) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.2        Acceleration.

                   If any Event of Default (other than an Event of Default specified in clause (vii) or (viii) of Section 6.1 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (vii) or (viii) of Section 6.1 hereof occurs with respect to the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.3        Other Remedies.

                   If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                   The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4        Waiver Of Past Defaults.

                   Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5        Control By Majority.

                   Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.6        Limitation On Suits.

                   A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                   (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                   (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                   (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                   (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                   (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.7        Rights Of Holders Of Notes To Receive Payment.

                   Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8        Collection Suit By Trustee.

                   If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9        Trustee May File Proofs Of Claim.

                   The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10       Priorities.

                   If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

        First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

        Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

        Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                   The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11       Undertaking For Costs.

                   If any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.1        Duties Of Trustee.

                   (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                   (b) Except during the continuance of an Event of Default:

                   (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                   (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                   (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                        (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; and

                       (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

                   (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                   (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                   (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2        Rights Of Trustee.

                   (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                   (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                   (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                   (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                   (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                   (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.3        Individual Rights Of Trustee.

                   The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4        Trustee's Disclaimer.

                   The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5        Notice Of Defaults.

                   If a Default or Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6        Reports By Trustee To Holders Of The Notes.

                   Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                   A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.7        Compensation And Indemnity.

                   The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and Trustee have separately agreed. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                   The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                   The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

                   To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                   When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                   The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.8  Replacement Of Trustee.

                   A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                   The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                   (a)     the Trustee fails to comply with Section 7.10 hereof;

                   (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                   (c) a Custodian or public officer takes charge of the Trustee or its property; or

                   (d)     the Trustee becomes incapable of acting.

                   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                   If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                   If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9        Successor Trustee By Merger, etc.

                   If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10       Eligibility; Disqualification.

                   There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                   This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11       Preferential Collection Of Claims Against Company.

                   The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1        Option To Effect Legal Defeasance Or Covenant Defeasance.

                   The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.2        Legal Defeasance And Discharge.

                   Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under
Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3        Covenant Defeasance.

                   Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the "outstanding" Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(iii) through 6.1(vi) hereof shall not constitute Events of Default.

SECTION 8.4        Conditions To Legal Or Covenant Defeasance.

                   The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

                   In order to exercise either Legal Defeasance or Covenant
Defeasance:

                   (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                   (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                   (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                   (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.1(vii) or (viii) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company);

                   (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                   (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion, (i) the trust funds will not be subject to the rights of holders of Debt other than the Notes and (ii) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company) following the deposit and assuming no Holder of Notes is an insider of the Company, after the 91st day (or later date until which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company) following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

                   (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                   (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.5 Deposited Money And Government Securities To Be Held In Trust; Other Miscellaneous Provisions.

                   Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                   The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                   Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6        Repayment To Company.

                   Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7        Reinstatement.

                   If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or
8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1        Without Consent Of Holders Of Notes.

                   Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                   (a)     to cure any ambiguity, defect or inconsistency;

                   (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                   (c) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation pursuant to Article 5 hereof, as applicable;

                   (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any such Holder; or

                   (e) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

                   Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2        With Consent Of Holders Of Notes.

                   Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes).

                   Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                   It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                   After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                   (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                   (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Section 4.10 hereof);

                   (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                   (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                   (e) make any Note payable in money other than that stated in the Notes;

                   (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

                   (g) waive a redemption payment with respect to any Note (other than a payment required by the provisions of Section 4.10 hereof); or

                   (h) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.3        Compliance With Trust Indenture Act.

                   Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4        Revocation And Effect Of Consents.

                   Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Notes, even if notation of the consent is not made on any Notes. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Notes if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5        Notation On Or Exchange Of Notes.

                   The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Notes thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                   Failure to make the appropriate notation or to issue new Notes shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6        Trustee To Sign Amendments, etc.

                   The Trustee shall sign any amendment or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental Indenture, the Trustee shall be entitled to receive and, subject to Section 7.1 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1       Trust Indenture Act Controls.

                   If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 10.2       Notices.

                   Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                   If to the Company:

                         Ocwen Asset Investment Corp.
                         1675 Palm Beach Lakes Boulevard
                         West Palm Beach, Florida 33401
                         Telecopier No.:  (610) 341-1835
                         Telecopier No.:  (561) 682-8177
                         Attention:  Secretary

                   If to the Trustee:

                         Norwest Bank Minnesota, National Association
                         Sixth and Marquette
                         Minneapolis, Minnesota 55479-0069
                         Telecopier No.:  (612) 667-9825
                         Telecopier No.:
                         Attention:  Corporate Trust Department

                   The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

                   All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                   Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                   If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                   If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.3       Communication By Holders Of Notes With Other Holders Of
                   Notes.

                   Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.4       Certificate And Opinion As To Conditions Precedent.

                   Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                   (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                   (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.5       Statements Required In Certificate Or Opinion.

                   Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                   (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                   (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                   (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                   (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.6       Rules By Trustee And Agents.

                   The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.7 No Personal Liability Of Directors, Officers, Employees And Stockholders.

                   No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 10.8       Governing Law.

                   THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

SECTION 10.9       Successors.

                   All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.10      Severability.

                   In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.11      Counterpart Originals.

                   The parties may sign two or more counterparts of this Indenture, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 10.12      Table Of Contents, Headings, etc.

                   The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES


                   IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

                                        Very truly yours,


                                        OCWEN ASSET INVESTMENT CORP.



                                        By: /s/ CHRISTINE A. REICH
                                           -------------------------------------
                                        Name:   Christine A. Reich
                                        Title:  President

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION


                                        By: /s/ RAYMOND S. HAVERSTOCK
                                           -------------------------------------
                                        Name:   Raymond S. Haverstock
                                        Title:  Vice President

                                                                       EXHIBIT A


                                 (Face of Note)

                          11 1/2% Senior Notes due 2005


Each Original Note shall contain legends substantially to the following effect unless the Company determines otherwise:

                   THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THE NOTE EVIDENCED HEREBY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                   THE HOLDER OF THE NOTE EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF SUCH NOTE (OR ANY PREDECESSOR OF SUCH NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS SUCH NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR
        (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE
        (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                   UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                   TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

        Each Original Note resold in reliance on Regulation S under the Securities Act shall contain a legend substantially to the following effect unless the Company determines otherwise:

                   THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

CUSIP:

No.
$


                   Ocwen Asset Investment Corp. promises to pay to Cede & Co. or registered assigns, the principal sum of ______________ Dollars on July 1, 2005.

                   Interest Payment Dates: January 1 and July 1

                   Record Dates:  December 15 and June 15

                                        Dated:  July 14, 1998

                                        OCWEN ASSET INVESTMENT CORP.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



This is one of the
Notes referred to in the
within-mentioned Indenture:

Norwest Bank Minnesota, National Association, as Trustee

By:
   -----------------------------------
    Authorized Officer

                                 (Back of Note)

                          11 1/2% Senior Notes due 2005

                   Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. The terms of the Notes set forth below are not complete and are qualified in their entirety by reference to the Indenture.

                   1. Interest. Ocwen Asset Investment Corp., a Virginia corporation (the "Company") promises to pay interest on the principal amount of this Note at 11 1/2% per annum from the date hereof until maturity. The Company will pay interest semi-annually on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest will be payable in cash. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. In the event that the Company is obligated to pay Liquidated Damages to Holders, the interest rate otherwise applicable to the Notes shall be increased for the period during which the Company is obligated to pay Liquidated Damages by the amount of such Liquidated Damages and all references herein to interest shall include such Liquidated Damages, if any.

                   2. Method Of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 15 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Notes will be payable as to principal, premium, interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                   3. Paying Agent And Registrar. Initially, Norwest Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

                   4. Issuance and Ranking. The Company issued the Notes under an Indenture dated as of July 14, 1998 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general, unsecured obligations of the Company limited to $150,000,000 in aggregate principal amount, on outstanding Notes as set forth in Paragraph 2 hereof.

                   5.  Redemption.

                   The Notes are not redeemable at the Company's option prior to July 1, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

Year                                                             Redemption Rate
----                                                             ---------------

2002 ...................................................................105.750%
2003 ...................................................................102.875%
2004 and thereafter.....................................................100.000%

                   (a) Notwithstanding the foregoing, during the first 36 months after the Closing Date, the Company may, on any one or more occasions, use the net proceeds of one or more offerings of its Common Stock to redeem up to 25% of the aggregate principal amount of the Notes (whether in lieu of cash interest payments) at the redemption price of 111.50% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided that, after any such redemption, the aggregate principal amount of the Notes outstanding must equal at least $112.5 million; and provided further, that any such redemption shall occur within 90 days of the date of closing of such offering of Common Stock of the Company.

                   6. Mandatory Redemption. Except as set forth in Paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                   7. Repurchase At Option Of Holder. Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (but not, in the case of any Holder requiring the Company to purchase less than all of the Notes held by such Holder, any Note in principal amount less than $1,000) of such Holder's Notes pursuant to an offer (the "Change of Control Offer") at an offer price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                   8. Notice Of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                   9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in all appropriate denominations. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not transfer or exchange any Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not transfer or exchange any Note for a period of 15 Business Days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                   10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                   11. Amendment, Supplement And Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and, subject to Sections 6.4 and 6.7 of the Indenture, any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

                   12. Defaults And Remedies. Events of Default include: (i) a default by the Company in the payment of interest on the Notes when the same becomes due and payable and the Default continues for a period of 30 days; (ii) default by the Company in the payment of the principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise; (iii) failure by the Company to comply with the provisions described under Section 4.10 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Debt or guarantee now exists, or shall be created hereafter, which default is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") the principal amount of such Debt together with the principal amount of any other such Debt under which there has been a Payment Default which has been so accelerated, aggregates $10.0 million or more; (vi) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary that would be a Significant Subsidiary and such judgment or judgments remain unpaid, undischarged or unstayed for a period of 60 days; provided that the aggregate of all such undischarged judgments exceeds $10.0 million; (vii) certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest and premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                   13. Trustee Dealings With The Company. Subject to Section
7.3 of the Indenture, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

                   14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                   15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                   16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                   The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Investor Relations at the executive offices of the Company.

                   In connection with any transfer of this Note occurring prior to the date which is two years after the later of the original issuance date and the last date on which the Company or any "affiliate" (as defined in Rule 144 under the Securities Act of 1933, as amended) of the Company was the owner of such Note (or any predecessor thereto) (the "Resale Restriction Termination Date"), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [CHECK ONE]

(1)     ___        to the Company or a subsidiary thereof; or

(2)     ___        pursuant to and in compliance with Rule 144A under the
                   Securities Act of 1933, as amended; or

(3)     ___        outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of
                   1933, as amended; or

(4)     ___        pursuant to the exemption from registration provided by Rule
                   144 under the Securities Act of 1933, as amended; or

(5)     ___        pursuant to an effective registration statement under the
                   Securities Act of 1933, as amended; or

(6)     ___        pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3), (4), or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.14 of the Indenture shall have been satisfied.


Dated: __________________        Signed:________________________________________
                                 (Sign exactly as name appears on the other side of this Security)


Signature Guarantee:_____________

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                   The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________                _________________________________________________
                               NOTICE:  To be executed by an executive officer

                                 ASSIGNMENT FORM

                    To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint


--------------------------------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
     --------------------------------

                                        Your Signature:

                                        ----------------------------------------
                                        (Sign exactly as your name appears on
                                        the face of this Note)


Signature Guarantee:
                    ---------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                   If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box: [ ]

                   If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:

$__________________


Date:_______________________
                                   Your Signature:

                                   _____________________________________________
                                   (Sign exactly as your name appears
                                   on the Note)


                                   Tax Identification No.:


                                   _____________________________________________

                                   Signature Guarantee:

                                   _____________________________________________